Exhibit 99.1

Osiris Therapeutics Reports Change in Tax Benefit Allocation for Fourth Quarter and Full Year 2013 Financial Results

No Change in Net Income, Cash or Cash Flow

COLUMBIA, Md. — March 11, 2014 - Osiris Therapeutics, Inc. (NASDAQ: OSIR) announced today an accounting adjustment to its Fourth Quarter and Full Year 2013 financial results reported on March 5. The adjustment results from a change in the allocation of income tax benefits from continuing operations to discontinued operations.  There is no change in net income, cash or cash flow.

On March 5, 2014, Osiris reported the fourth quarter and full year 2013 financial results.  The reported income from continuing operations included an income tax benefit of $3.6 million related to the sale of our Prochymal business in October 2013 and the tax deductions from the exercise of incentive stock options. Late last week, subsequent to the issuance of the press release and our earnings conference call, the need for an adjustment in the computation of the income tax benefit allocated to continuing operations was identified, because it did not properly consider the windfall benefit attributable to the permanent tax deduction related to the disqualifying disposition of incentive stock options.  This also results in a corresponding decrease in income tax expense on the gain from the sale of discontinued operations.  Osiris had retained outside experts to assist in the preparation of our income tax provision, tax returns and financial statement disclosures for 2013, as presented in the March 5 earnings release.  The experts had computed and reviewed the previously reported income tax benefit and determined its allocation, and they participated in the preparation of our March 5, 2014 press release, including the unaudited financial tables, prior to its issuance.

There are no changes in net income for the fourth quarter or for the fiscal year, and there are no changes to the amount of cash taxes the company will pay related to its fiscal 2013 operations.

This adjustment reduces the income tax benefit allocated to Continuing Operations from $3.6 million to $1.3 million in both the fourth quarter and full fiscal year.  Correspondingly, this changes Income from Continuing Operations for the fourth quarter of 2013 from $3.7 million to $1.5 million.  Income from Continuing Operations for the 2013 fiscal year changes from $1.1 million to a loss of $1.1 million. In addition, Total Assets are increased from $92 million to $92.1 million.

This adjustment also increases the Income from Discontinued Operations for the fiscal year from $40.5 million to $42.7 million and decreases the income tax expense on the Gain from Sale of Discontinued Operations.

Updated unaudited financial tables showing the changes in the allocation of income tax benefit between continuing operations and gain from discontinued operation are attached.  In light of this accounting adjustment and other factors, including the change in our business over the last year, we expect to file a Form 12b-25 with the United States Securities and Exchange Commission to request an extension of up to 15-days to file our Annual Report on Form 10-K to allow us additional time to properly finalize our Form 10-K for fiscal 2013.

About Osiris Therapeutics

Osiris Therapeutics, Inc. is the leading stem cell company, having developed the world’s first approved stem cell drug, remestemcel-L for graft versus host disease.  Osiris’ products include Grafix® and Ovation® for acute and chronic wounds, Cartiform®, a viable cartilage mesh for cartilage repair and the latest addition to Osiris’ line of products, OvationOSTM, a viable bone matrix.  Osiris is a fully integrated company with capabilities in research, development, manufacturing and distribution.  Osiris has developed an extensive intellectual property portfolio to protect the company’s technology and commercial interests.

7015 Albert Einstein Drive • Columbia, Maryland 21046 • Ph 443.545.1800 • Fax 443.545.1701 • www.Osiris.com

Osiris, Grafix, Ovation and Cartiform are registered trademarks of Osiris Therapeutics, Inc. More information can be found on the company’s website, www.Osiris.com. (OSIR-G)

Forward-Looking Statements

This press release contains forward-looking statements.  Forward-looking statements include statements about our expectations, beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking.  Examples of forward-looking statements may include, without limitation, statements regarding any of the following: our product development efforts; our clinical trials and anticipated regulatory requirements, and our ability to successfully navigate these requirements; the success of our product candidates in development; status of the regulatory process for our product and product candidates; implementation of our corporate strategy; our financial performance; our product research and development activities and projected expenditures, including our anticipated timeline and clinical strategy for marketed Biosurgery products (including Grafix, Ovation, OvationOS and Cartiform) and Biosurgery products under development; our cash needs; patents, trademarks and other proprietary rights; the safety and ability of our products and potential products to address medical needs; our ability to supply a sufficient amount of our marketed products or product candidates and, if approved or otherwise commercially available products, to meet demand; our costs to comply with governmental regulations; our plans for sales and marketing; our plans regarding facilities; types of regulatory frameworks we expect will be applicable to our products and potential products; and results of our scientific research. Additional risks and uncertainties related to the sale of our ceMSC assets and the related transactions contemplated by the Purchase Agreement with Mesoblast include typical business transactional risks, the risk of changing relationships with customers, suppliers or employees, the risk associated with the disposition of our ceMSC assets and the increased relative dependence on and importance of our other business including our Biosurgery business, the risk that we may not be able to fully benefit from the transactions through milestone payments or royalties, payment risks, including the risk associated with receipt of equity as consideration, in lieu of cash, and the risk of dependence on others to achieve results upon which milestone or royalty payments to us are conditioned.  Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements.  Our actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the section entitled “Risk Factors” in our Annual Report on Form 10-K and other Periodic Reports filed on Form 10-Q, with the United States Securities and Exchange Commission.  Accordingly, you should not unduly rely on these forward-looking statements. We undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to reflect the occurrence of unanticipated events.

For additional information, please contact:

Aziz Ahmad

Osiris Therapeutics, Inc.

(443) 545-1834

OsirisPR@Osiris.com

OSIRIS THERAPEUTICS, INC.

Condensed Balance Sheets

Amounts in thousands (unaudited)

		December 31, 2013
	As Reported	Adjustments	Corrected

Assets
Current assets:
Cash	$2,416	$—	$2,416
Investments available for sale	39,508	—	39,508
Trading securities	17,086	—	17,086
Trade accounts receivable, net of reserves	7,459	—	7,459
Other receivables	15,265	—	15,265
Inventory	1,929	—	1,929
Prepaid expenses and other current assets	355	—	355
Current assets of discontinued operations	91	—	91
Total current assets	84,109	—	84,109

Property and equipment, net	1,896	—	1,896
Deferred tax asset	5,768	81	5,849
Restricted cash	243		243
Total assets	$92,016	$81	$92,097

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$4,842	$—	$4,842
Capital lease obligations, current portion	45	—	45
Deferred tax liability	5,768	81	5,849
Current liabilities of discontinued operations	57	—	57
Total current liabilities	10,712	81	10,793

Other long-term liabilities	355	—	355

Total liabilities	11,067	81	11,148

Commitments and contingencies

Stockholders’ equity
Common stock, $.001 par value, 90,000 shares authorized, 34,115 shares outstanding - 2013, 32,881 shares outstanding - 2012	34	—	34
Additional paid-in-capital	282,702	—	282,702
Accumulated other comprehensive (loss) income	(33)	—	(33)
Accumulated deficit	(201,754)	—	(201,754)
Total stockholders’ equity	80,949	—	80,949
Total liabilities and stockholders’ equity	$92,016	$81	$92,097

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Comprehensive Income (Loss)
Amounts in thousands, except per share data (unaudited)

	Three Months Ended December 31, 2013			Year Ended December 31, 2013
	As Reported	Adjustments	Corrected	As Reported	Adjustments	Corrected

Product revenues	$8,080	$—	$8,080	$24,308	$—	$24,308
Cost of product revenues	2,181	—	2,181	6,656	—	6,656
Gross profit	5,899	—	5,899	17,652	—	17,652
	73%			73%
Operating expenses:
Research and development	1,949	—	1,949	4,952	—	4,952
Selling, general and administrative	4,128	—	4,128	15,534	—	15,534
	6,077	—	6,077	20,486	—	20,486

Loss from operations of continuing operations	(178)	—	(178)	(2,833)	—	(2,833)

Other income (expense), net	334	—	334	414	—	414

Income (loss) from continuing operations, before income taxes	156	—	156	(2,419)	—	(2,419)

Income tax benefit	3,551	(2,225)	1,326	3,551	(2,225)	1,326

Income (loss) from continuing operations	3,707	(2,225)	1,482	1,132	(2,225)	(1,093)

Discontinued operations:
Loss from operations of discontinued operations	(1,075)	—	(1,075)	(6,668)	—	(6,668)
Gain from sale of discontinued operations, net of income taxes of $1,705 in 2013	47,174	2,225	49,399	47,174	2,225	49,399
Income (loss) from discontinued operations	46,099	2,225	48,324	40,506	2,225	42,731

Net income (loss)	49,806	—	49,806	41,638	—	41,638

Other comprehensive income (loss)
Unrealized gain (loss) on investments available for sale	56		56	(13)	—	(13)
Comprehensive income (loss)	$49,862	$—	$49,862	$41,625	$—	$41,625

Basic income (loss) per share
Income (loss) from continuing operations	$0.11	$(0.07)	$0.04	$0.03	$(0.07)	$(0.04)
Income (loss) from discontinued operations	1.36	0.07	1.43	1.22	0.07	1.29
Basic income (loss) per share	$1.47	$—	$1.47	$1.25	$—	$1.25
Diluted income (loss) per share
Income (loss) from continuing operations	$0.11	$(0.06)	$0.05	$0.03	$(0.07)	$(0.04)
Income (loss) from discontinued operations	1.33	0.06	1.39	1.19	0.07	1.26
Diluted income (loss) per share	$1.44	$—	$1.44	$1.22	$—	$1.22
Weighted average common shares (basic)	33,928	33,928	33,928	33,307	33,307	33,307
Weighted average common shares (diluted)	34,670	34,670	34,670	34,056	34,056	34,056

OSIRIS THERAPEUTICS, INC.

Condensed Statements of Cash Flows

Amounts in thousands (unaudited)

	Year ended December 31, 2013
Cash flows from operating activities:	As Reported	Adjustments	Corrected
Continuing operations
Income (loss) from continuing operations	$1,132	$(2,225)	$(1,093)
Adjustments to reconcile income (loss) from continuing operations to net cash provided by (used in) operations of continuing operations:
Depreciation and amortization	587	—	587
Non cash share-based payments	583	—	583
Provision for bad debts	80	—	80
Non-cash expense- extension of expiration date of warrant to related party	—	—	—
Changes in operating assets and liabilities:
Accounts receivable	(4,685)	—	(4,685)
Inventory	(651)	—	(651)
Prepaid expenses, and other current assets	154	—	154
Other receivable related to sale of discontinued operations	(15,000)	—	(15,000)
Tax Receivable	(160)	—	(160)
Other assets	—	—	—
Accounts payable, accrued expenses, and other current liabilities	2,605	—	2,605
Net cash used in operating activities of continuing operations	(15,355)	(2,225)	(17,580)
Discontinued operations
Income (loss) from discontinued operations	(6,668)	—	(6,668)
Adjustments to reconcile loss from discontinued operations to net cash used in operations of discontinued operations:
Non cash impact of the sale of discontinued operations	10,088	2,225	12,313
Depreciation and amortization	156	—	156
Non cash share-based payments	658	—	658
Changes in operating assets and liabilities:		—	—
Accounts receivable and other current assets	113	—	113
Accounts payable and accrued expenses	(2,846)	—	(2,846)
Deferred revenue	—	—	—
Net cash provided by (used in) operations of discontinued operations	1,502	2,225	3,727

Net cash used in operating activities	(13,854)	—	(13,854)

Cash flows from investing activities:
Purchases of property and equipment	(528)	—	(528)
Proceeds from sale of discontinued operations, net	20,000	—	20,000
Proceeds from sale of investments available for sale	55,359	—	55,359
Purchases of investments available for sale	(62,640)	—	(62,640)
Net cash provided by investing activities	12,191	—	12,191

Cash flows from financing activities:
Principal payments on capital lease obligations	(44)	—	(44)
Restricted cash	74	—	74
Proceeds from the exercise of options to purchase common stock	2,195	—	2,195
Net cash provided by financing activities	2,225	—	2,225

Net increase in cash	562	—	562
Cash at beginning of period	1,854	—	1,854

Cash at end of period	$2,416	$—	2,416

Supplemental disclosure of cash flows information:
Cash paid for income taxes	$539	$—	$539
Supplemental disclosure of non-cash activities:
Equipment acquired under a capital lease	—	—	—
Trading securities from the sales of discontinued operations	15,000	—	15,000
Purchase of price guarantee related to trading securities	1,685	—	1,685
Unrealized gain to the trading securities	401	—	401